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                                                                   Exhibit 10.25

                               FIRST AMENDMENT TO
                              EMPLOYMENT AGREEMENT

     This First Amendment to Employment Agreement is made this 12th day of May, 2003, by and between CompDent Corporation, n/k/a CompBenefits Corporation, a Delaware corporation (the "Company") and Karen B. Mitchell (the "Employee").

     WHEREAS, the above parties entered into an Employment Agreement dated as of the 13th day of July, 1998, a copy of which is attached hereto in its entirety and is incorporated herein by this reference as Exhibit "A" (the "Employment Agreement"); and

     WHEREAS, the parties desire to extend the term of said Employment Agreement for an additional five years, as well as mutually amend other terms of said Employment Agreement as provided for below:

     NOW, THEREFORE, in consideration of the mutual covenants, promises and for other good and valuable consideration, the parties hereby agree as follows:

     1. The terms and conditions of the Employment Agreement dated as of the 13th day of July, 1998 by and among the Company and Employee are hereby confirmed in their entirety with the exception that to the extent the terms and conditions of this First Amendment are in conflict with the terms and conditions of the Employment Agreement, the terms of this First Amendment shall govern.

     2. It is the desire of the parties to replace the definition of the term "Business" as it appears in paragraph I. Statement of Background Information. The entire paragraph shall be replaced it in its entirety to now read as follows:

          I.   Statement of Background Information

          The Employee has been an officer and key employee of the Company and the parties desire to ensure that the Employee's expertise, knowledge and experience will continue to be available to the Company in the Company's business. The term "Business" shall mean (A) the business of providing dental health care services and any and all activities relating thereto, including, without limitation, the provision and administration of discount fee-for-service dental plans, prepaid dental plans, PPO dental plans and indemnity dental plans and operation and/or ownership of dental health care practices, (B) the business of providing vision health care services and any and all activities relating thereto, including, without limitation, the provision and administration of discount fee-for-service vision plans, prepaid vision plans, and PPO vision plans and indemnity vision plans, and
     (C) any other revenue generating business conducted by the Company or its Affiliates.

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     3. It is the desire of the parties to extend the term of the Employment
Agreement by an additional five years and, accordingly, amend paragraph 3 Term to now read as follows:

     Term. The renewal term of this Agreement will be for a period commencing on July 13, 2003 ("Renewal Date"), the expiration of the original term of the Employment Agreement, and will expire on the later of the fifth anniversary of such Renewal Date (to-wit July 13, 2008) or, if there is a Change in Control (as defined herein) before such fifth anniversary of the Renewal Date, the date which is 25 months following any Change in Control, subject to earlier termination as provided for in Section 4 below.

     4. It is the desire of the Parties to reflect Employee's current Annual Salary and, accordingly, amend paragraph 5(a), Compensation and Benefits, to now read in its entirety as follows:

     (a) Annual Salary. For all services rendered by Employee under this Agreement, the Company will pay Employee a base salary of at least One Hundred Forty-Five Thousand and no/100 Dollars ($145,000) per annum in equal monthly installments, or a greater amount as determined by the Board of Directors of the Company.

     IN WITNESS WHEREOF, the parties have signed this First Amendment as of this 1st day of July, 2003.

COMPDENT CORPORATION n/k/a
COMPBENEFITS CORPORATION


By: /s/ David Klock                     /s/ Karen B. Mitchell
    ---------------------------------   ----------------------------------------
    David Klock                         Karen B. Mitchell
Title: CEO, President & COO


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